Exhibit 99.1

Fortune Brands Home & Security Grows Sales in Q4 and Full Year 2011

Highlights:

  Q4 2011 net sales increase 4 percent to $876 million; both net sales and EPS on the high end of Company expectations amid continued soft home products market
  Company expects full year 2012 net sales to increase mid-single digits with assumption of 1 to 2 percent growth in the market for its products
  Company expects full year 2012 diluted EPS before charges and gains in range of $0.66 - $0.74

DEERFIELD, Ill.--(BUSINESS WIRE)--February 1, 2012--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced results for the fourth quarter of 2011 and full year 2011.

Fourth quarter 2011

For the fourth quarter of 2011, net sales were $876 million, an increase of 4 percent over the fourth quarter of 2010. On a GAAP basis, earnings per share were a loss of $0.44, impacted by net charges of $0.60 per share principally attributable to impairments of intangible assets in the Company’s Advanced Material Windows & Door Systems segment, defined benefit plan expense associated with the Company adopting a new accounting method, and restructuring charges associated with previously announced actions.

On an adjusted pro forma basis, diluted EPS was $0.16 and flat year over year. Both net sales and EPS came in at the high end of the Company’s expectations.

On a GAAP basis, operating income was a loss of $105 million, including approximately $145 million in net charges described above. On an adjusted pro forma basis, operating income was $40 million, an increase of 2 percent from the prior-year quarter.

“Our sales growth continued in the fourth quarter, despite a market for our products that remained challenging. Overall, we performed at the high end of our expectations and we believe we continue to outperform the market for our products,” said Chris Klein, chief executive officer, Fortune Brands Home & Security, Inc. “We continued to see solid sales increases, ranging from mid-single digits to low-double digits, in our Security & Storage, Plumbing, and Cabinets segments, thanks to our ongoing innovation and market expansion activities. Our Windows & Door segment was impacted again by lower window sales lapping relatively high year-ago comparisons, due to the energy tax credit that expired at the end of 2010. In total, adjusted pro forma operating income was up slightly, reflecting the continued promotional environment in our Cabinets segment and softness in our Windows & Door segment.”

For each segment in the fourth quarter 2011, compared to the prior-year quarter:

  Security & Storage net sales were up 13 percent, on increased sales of Master Lock padlocks and safety products, as well as Husky garage organization products.
  Plumbing & Accessories net sales were up 8 percent, with strength in U.S. retail and wholesale channels, as well as Canada and China.
  Kitchen & Bath Cabinetry net sales were up 5 percent, driven by growth in new business.
  Advanced Material Windows & Door Systems net sales were down 11 percent. An increase in door sales, helped in part by growth in Canada and a recently launched exclusive relationship with a major window & door brand in which Therma-Tru will be making all of their entry door panels, was offset by a sharp decline of more than 20 percent in window sales. The Company believes last year’s energy tax credit pulled substantial windows demand forward into 2010.

“Our Plumbing and Security & Storage segments showed ongoing strength, while consumer hesitancy with big-ticket items continued to impact our Cabinets and Windows & Door segments,” Klein said.

“We continued to win in this challenging environment, and we are poised to keep the momentum going. Our companies plan to announce new products and programs across all segments this year that will represent the next phases of our product innovation and market expansion. We believe our ability to create and deliver the products consumers want, when and where they want them, enables us to be successful and outperform the market, no matter the state of the industry recovery,” Klein added. “Our transition to an independent company is complete, we are structured for success and we are well on our way to writing the next chapter in the history of our storied brands.”

Full year 2011

For the full year 2011, net sales were $3.3 billion, an increase of 3 percent over 2010. On a GAAP basis, EPS was a loss of $0.21. On an adjusted pro forma basis, diluted EPS was $0.58, a decrease of 20 percent year over year. GAAP EPS was impacted by net charges of $0.79 principally attributable to impairments of intangible assets in the Company’s Advanced Material Windows & Door Systems segment, defined benefit plan expense associated with the Company adopting a new accounting method, and restructuring charges associated with previously announced actions.

On a GAAP basis, full-year operating income was a loss of $12 million, including the effect of approximately $160 million of net charges described above. On an adjusted pro forma basis, full year 2011 operating income was $150 million, a decrease of 17 percent from the prior year.

“Our balance sheet as of December 31, 2011 remained strong, with $120 million in cash, gross debt of $410 million and a net debt-to-EBITDA ratio of 1.2,” said Lee Wyatt, senior vice president and chief financial officer. "We believe this balance sheet, combined with our growing free cash flow, provides flexibility to maximize shareholder value in a variety of ways."

Outlook for 2012

For the full year 2012, the Company’s assumption for the growth of the overall market for new housing construction and home repair & remodeling is 3 percent versus 2011. The Company developed its plans expecting the market for its products, given the discretionary nature of its cabinet products that currently lag the overall repair & remodel market, to increase 1 to 2 percent, with growth rates modest early in the year and accelerating as the year progresses. Therefore, based on these planning assumptions, the Company expects its full year 2012 net sales to increase at a mid-single-digit rate. The Company expects diluted EPS before charges/gains to be in the range of $0.66 to $0.74. This targeted range compares to a revised 2011 diluted EPS before charges/gains of $0.60 that has been restated for the impacts of the defined benefit plan accounting change and the impact of the actual level of debt and shares at the time of the Company’s spin-off from Fortune Brands, Inc. The Company’s EPS expectations reflect the benefit of its expected higher net sales and related operating leverage, partially offset by strategic investments in the business and further increases in certain raw material costs.

The Company expects free cash flow for 2012 to be in the range of $145 million to $180 million, net of capital expenditures of approximately $80 million and a pension contribution of approximately $20 million.

Adjusted pro forma

“Adjusted pro forma” is defined as continuing operations results before charges/gains, adjusted to assume that Fortune Brands Home & Security was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution resulting from the spin-off of the company from Fortune Brands, Inc., public company corporate expense and its independent company tax rate. Adjusted pro forma results also exclude the impact of the retroactive application of the Company’s new accounting method for defined benefit plans.

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The company’s trusted brands and registered marks include Master Lock, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. The company’s 16,000 associates generated more than $3.3 billion in net sales in 2011. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. These factors include those listed under “Risk Factors” in the “Risk Factors” section contained in the Information Statement filed as an exhibit to our registration statement on Form 10, as amended, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Defined benefit plans accounting change

Supplemental information on the new accounting method adopted by the Company with respect to defined benefit plans is available on the Company’s website at www.FBHS.com and is furnished in the current Report on Form 8-K filed by the Company on the date hereof.

Use of non-GAAP financial information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as adjusted pro forma operating income, adjusted pro forma diluted earnings per share, diluted earnings per share before charges/gains, free cash flow and net debt-to-EBITDA ratio. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
ADJUSTED PRO FORMA INFORMATION
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$301.7	$286.7	5.2	$1,256.3	$1,188.8	5.7
Plumbing & Accessories	258.1	239.7	7.7	962.8	923.8	4.2
Advanced Material Windows & Door Systems	153.7	173.1	(11.2)	552.9	600.7	(8.0)
Security & Storage	162.6	144.2	12.8	556.6	520.2	7.0
Total Net Sales	$876.1	$843.7	3.8	$3,328.6	$3,233.5	2.9

Adjusted Pro Forma Operating Income (Loss)(a)
Kitchen & Bath Cabinetry	$(3.1)	$0.4	-	$18.4	$30.7	(40.1)
Plumbing & Accessories	39.2	35.0	12.0	138.0	132.5	4.2
Advanced Material Windows & Door Systems	2.9	11.1	(73.9)	(3.8)	20.6	-
Security & Storage	16.9	10.4	62.5	62.6	61.0	2.6
Corporate expense	(15.6)	(17.3)	9.8	(65.7)	(64.5)	(1.9)
Total Adjusted Pro Forma Operating Income	$40.3	$39.6	1.8	$149.5	$180.3	(17.1)

Adjusted Pro Forma Earnings Per Share(b)
Diluted	$0.16	$0.16	-	$0.58	$0.73	(20.5)

Adjusted Pro Forma EBITDA(c)	$65.7	$68.3	(3.8)	$247.9	$289.0	(14.2)

(a) Adjusted pro forma operating income (loss) is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, business separation costs, asset impairment charges, and the impact of the change in our defined benefit plan accounting. Adjusted pro forma operating income (loss) is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies. A GAAP reconciliation is included in subsequent tables.

(b) Adjusted pro forma diluted EPS is Net Income calculated on a diluted per-share basis adjusted to assume that FBHS was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution resulting from the spin-off of FBHS from Fortune Brands, Inc., public company corporate expense, its independent company tax rate, and excluding the impact from the defined benefit plan accounting change. Adjusted pro forma diluted EPS is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies. A GAAP reconciliation is included in subsequent tables.

(c) Adjusted pro forma EBITDA is net income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, business separation costs, asset impairment charges, the impact of the change in our defined benefit plan accounting, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, and income taxes. Adjusted pro forma EBITDA is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A GAAP reconciliation is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2011	2010

Assets
Current assets
Cash and cash equivalents	$120.8	$60.7
Accounts receivable, net	346.1	374.2
Inventories	336.3	332.1
Loans to Fortune Brands, Inc.	-	571.7
Other current assets	148.8	127.3
Total current assets	952.0	1,466.0

Property, plant and equipment, net	525.8	550.0
Goodwill resulting from business acquisitions	1,366.6	1,364.9
Other intangible assets, net of accumulated amortization	697.3	798.8
Other assets	94.7	77.9
Total assets	$3,636.4	$4,257.6

Liabilities and Equity
Current liabilities
Notes payable to banks	$3.8	$3.0
Current portion of long-term debt	17.5	-
Accounts payable	260.7	252.8
Dividend payable to Beam Inc.	6.0	-
Other current liabilities	309.8	320.7
Total current liabilities	597.8	576.5

Long-term debt	389.3	16.8
Deferred income taxes	204.1	267.4
Accrued pension and postretirement benefits	244.1	136.0
Loans from Fortune Brands, Inc.	-	3,214.0
Other long-term liabilities	74.0	103.6
Total liabilities	1,509.3	4,314.3

Stockholders' equity	2,123.4	(60.2)
Noncontrolling interests	3.7	3.5
Total equity	2,127.1	(56.7)
Total liabilities and equity	$3,636.4	$4,257.6

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2011	2010
Operating Activities
Net Income (Loss)	$(32.0)	$65.0
Depreciation and amortization	111.5	111.6
Asset impairment charges	90.0	-
Defined benefit plan actuarial losses (gains)	75.9	(3.5)
Deferred income taxes	(60.8)	22.7
Other noncash items	17.4	12.2
Changes in assets and liabilities, net	(26.6)	(69.1)
Net cash provided by operating activities	$175.4	$138.9

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(65.0)	$(55.7)
Acquisitions, net of cash acquired	(6.0)	-
Net cash used in investing activities	$(71.0)	$(55.7)

Financing Activities	$(43.5)	$(81.4)

Effect of changes in foreign currency exchange rates on cash	$(0.8)	$1.1

Increase in cash and cash equivalents	$60.1	$2.9
Cash and cash equivalents at beginning of year	60.7	57.8
Cash and cash equivalents at end of period	$120.8	$60.7

FREE CASH FLOW	Twelve Months Ended December 31,		2012 Full Year
	2011	2010	Targeted Range

Free Cash Flow (a)	$121.4	$83.2	$145 - 180
Add:
Capital Expenditures	68.5	58.3	80
Less:
Proceeds from the sale of assets	3.5	2.6	-
Proceeds from the exercise of stock options	11.0	-	20 - 30
Cash Flow From Operations (GAAP)	$175.4	$138.9	$205 - 230

(a) Free Cash Flow is Cash Flow from Operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

Fortune Brands Home and Security, Inc.

Adjusted Pro Forma Financial Information

The adjusted pro forma financial information of Fortune Brands Home & Security, Inc. (“FBHS”) set forth below is unaudited and has been derived from Fortune Brands Home & Security, Inc.’s unaudited consolidated financial statements.

The adjusted pro forma information is for informational purposes and is not intended to represent what FBHS’s operating income and diluted EPS or cash flows would have been had the spin-off of FBHS from Fortune Brands, Inc. occurred on January 1, 2010. The adjusted pro forma information should not be considered indicative of FBHS’s future results of operations as an independent public company.

Adjusted pro forma results are continuing operations results before charges/gains, excluding the impact of adopting the company’s new method of accounting for defined benefit plans, and further adjusted to assume that FBHS was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution resulting from the spin-off of FBHS from Fortune Brands, Inc., public company corporate expense, and FBHS’s independent company tax rate. More specifically, the adjusted pro forma information gives pro forma effect to the following:

  The spin-off of FBHS as if it had occurred on January 1, 2010 including (i) the elimination of all intercompany borrowings with Fortune Brands, Inc. (ii) initial bank borrowings by FBHS of $500 million to fund a dividend to Fortune Brands, Inc. immediately prior to the spin-off and (iii) the distribution of FBHS shares to Fortune Brands’ shareholders at a ratio of 1:1.
  Annual FBHS interest cost associated with bank borrowings of approximately $8 million and $6 million in 2010 and 2011, respectively, based on FBHS’s credit facilities entered into in August 2011.
  Estimated incremental costs required to operate and report as an independent public company as if the spin-off had occurred on January 1, 2010.
  The elimination of charges/gains associated with restructuring and other charges and intangible asset impairment charges attributable to the FBHS business.
  The elimination of the impact of the company’s fourth quarter 2011 change in accounting for its US pension and post retirement defined benefit plans.
  An estimated stand-alone FBHS effective income tax rate of approximately 35%. This rate excludes the impact of unusual items such as adjustments to provisions related to uncertain tax positions and other unusual charges.

The adjusted pro forma measures are not derived in accordance with GAAP. Management believes this information provides investors with helpful supplemental information regarding the underlying performance of FBHS from period to period were it functioning as an independent public company. The adjusted pro forma information may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change

Net Sales	$876.1	$843.7	3.8	$3,328.6	$3,233.5	2.9

Cost of products sold	634.2	577.4	9.8	2,329.3	2,177.1	7.0

Selling, general	250.9	219.0	14.6	899.3	834.3	7.8
and administrative expenses

Amortization of intangible assets	3.4	3.7	(8.1)	14.4	15.7	(8.3)

Restructuring charges	2.9	7.2	(59.7)	4.7	8.0	(41.3)

Business separation costs	-	-	-	2.4	-	-

Asset impairment charges	90.0	-	-	90.0	-	-

Operating Income (Loss)	(105.3)	36.4	(389.3)	(11.5)	198.4	(105.8)

Related party interest expense, net	-	28.6	(100.0)	23.2	116.0	(80.0)

External interest expense	3.0	0.1	(100.0)	3.2	0.3	966.7

Other expense (income), net	(0.3)	(0.5)	40.0	1.6	(1.0)	260.0

Income (Loss) before income taxes	(108.0)	8.2	(1,417.1)	(39.5)	83.1	(147.5)

Income taxes	(39.7)	(3.4)	-	(7.5)	18.1	(141.4)

Net Income (Loss)	$(68.3)	$11.6	(688.8)	$(32.0)	$65.0	(149.2)

Less: Noncontrolling interests	0.1	0.4	(75.0)	1.0	1.2	(16.7)

Net Income (Loss) attributable to
Fortune Brands Home & Security	$(68.4)	$11.2	(710.7)	$(33.0)	$63.8	(151.7)

Earnings (Loss) Per Common Share, Diluted(a):
Net Income	$(0.44)	$0.07	(708.5)	$(0.21)	$0.41	(151.7)

Diluted Average Shares Outstanding(a)	155.7	155.1	0.4	155.2	155.1	0.1

Diluted Actual Shares Outstanding(a)				160.7

(a) On September 27, 2011 shares of Home & Security common stock (par value $0.01 per share) were split from 1,000 shares issued and outstanding and 100,000 authorized to approximately 155.1 million shares issued and outstanding and 750 million shares authorized. Diluted earnings per share of common stock and the average number of shares of common stock outstanding were retrospectively restated adjusting the number of Home & Security shares for the stock split.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$301.7	$286.7	5.2	$1,256.3	$1,188.8	5.7
Plumbing & Accessories	258.1	239.7	7.7	962.8	923.8	4.2
Advanced Material Windows & Door Systems	153.7	173.1	(11.2)	552.9	600.7	(8.0)
Security & Storage	162.6	144.2	12.8	556.6	520.2	7.0
Total Net Sales	$876.1	$843.7	3.8	$3,328.6	$3,233.5	2.9

Operating Income (Loss)
Kitchen & Bath Cabinetry	$(15.2)	$(1.0)	-	$5.7	$28.2	(79.8)
Plumbing & Accessories	39.2	35.0	12.0	138.0	132.5	4.2
Advanced Material Windows & Door Systems	(91.6)	8.5	-	(101.2)	17.6	-
Security & Storage	16.9	4.8	252.1	62.6	54.0	15.9
Corporate Expenses(a)	(54.6)	(10.9)	(400.9)	(116.6)	(33.9)	(244.0)
Total Operating Income (Loss) - GAAP	$(105.3)	$36.4	(389.3)	$(11.5)	$198.4	(105.8)

ADJUSTED PRO FORMA OPERATING INCOME RECONCILIATION

Adjusted Pro Forma Operating Income (Loss)(b)
Kitchen & Bath Cabinetry	$(3.1)	$0.4	(875.0)	$18.4	$30.7	(40.1)
Plumbing & Accessories	39.2	35.0	12.0	138.0	132.5	4.2
Advanced Material Windows & Door Systems	2.9	11.1	(73.9)	(3.8)	20.6	(118.4)
Security & Storage	16.9	10.4	62.5	62.6	61.0	2.6
Corporate expenses	(15.6)	(17.3)	9.8	(65.7)	(64.5)	(1.9)

Total Adjusted Pro Forma Operating Income	40.3	39.6	1.8	149.5	180.3	(17.1)
Restructuring and other charges(c)	(16.6)	(9.6)	(72.9)	(20.0)	(12.5)	(60.0)
Standalone corporate costs(d)	-	5.0	(100.0)	13.8	20.0	(31.0)
Business separation costs(e)	-	-	-	(2.4)	-	-
Asset impairment charges	(90.0)	-	-	(90.0)	-	-
Defined benefit plan accounting change (f)	(39.0)	1.4	-	(62.4)	10.6	(688.7)
Total Operating Income (Loss) - GAAP	$(105.3)	$36.4	(389.3)	$(11.5)	$198.4	(105.8)

(a) Corporate expenses include allocations of certain Fortune Brands, Inc. general corporate expenses incurred directly by Fortune Brands, Inc. These allocated expenses include costs associated with legal, finance, treasury, accounting, internal audit and general management services. They also include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Adjusted pro forma operating income (loss) is operating income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, business separation costs, asset impairment charges, and the impact of the change in our defined benefit plan accounting. Adjusted pro forma operating income (loss) is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs and asset write-downs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities.

(d) The Company estimates that it would have incurred $13.8 million of incremental corporate expenses if it had functioned as an independent standalone public company for the twelve months ended December 31, 2011 and approximately $20.0 million of incremental costs for the twelve months ended December 31, 2010.

(e) Business separation costs are costs related to non-cash non-recurring costs associated with the modification of share-based compensation awards as a result of the spin-off of FBHS from Fortune Brands, Inc.

(f) Defined benefit plan accounting change represents the impact on defined benefit plan expense attributable to the Company's adoption of a new accounting method.

ADJUSTED PRO FORMA DILUTED EPS RECONCILIATION
Adjusted pro forma diluted EPS is Net Income calculated on a diluted per-share basis adjusted to assume that FBHS was an independent business as of the beginning of 2010, including the impact of an initial debt level of approximately $500 million, the 1:1 share distribution resulting from the spin-off of FBHS from Fortune Brands, Inc., public company corporate expense, its independent company tax rate and excluding the impact of the change in our defined benefit plan accounting.

For the fourth quarter of 2011, adjusted pro forma diluted EPS is adjusted pro forma Net Income calculated on a per-share basis excluding $16.6 million ($10.2 million after tax or $0.06 per diluted share) of restructuring and other charges, capital structure changes of $1.5 million ($0.9 million after tax or $0.01 per diluted share), an adjusted pro forma tax rate adjustment of $2.9 million ($0.02 per diluted share), asset impairment charges of $90.0 million ($55.3 million after tax, or $0.35 per diluted share) and the impact of our defined benefit plan accounting change of $39.0 million ($24.3 million after tax, or $0.16 per diluted share).

For the year ended December 31, 2011, adjusted pro forma diluted EPS is adjusted pro forma Net Income calculated on a per-share basis excluding $20.0 million ($12.5 million after tax or $0.08 per diluted share) of restructuring and other charges, standalone corporate costs of $13.8 million ($8.6 million after tax or $0.05 per diluted share), capital structure changes of $20.1 million ($12.4 after tax or $0.08 per diluted share), business separation costs of $2.4 million ($1.7 million after tax or $0.01 per diluted share), an adjusted pro forma tax rate adjustment of $11.7 million ($0.07 per diluted share), asset impairment charges of $90.0 million ($55.3 million after tax, or $0.35 per diluted share) and the impact from our defined benefit plan accounting change of $62.4 million ($39.0 million after tax, or $0.25 per diluted share).

For the fourth quarter of 2010, adjusted pro forma diluted EPS is adjusted pro forma Net Income calculated on a per-share basis excluding $9.6 million ($6.6 million after tax, or $0.05 per diluted share) of restructuring and other charges, standalone corporate costs of $5.0 million ($3.1 million after tax or $0.02 per diluted share), capital structure changes of $26.7 million ($16.6 million after tax or $0.11 per diluted share), an adjusted pro forma tax rate adjustment of $6.3 million ($0.04 per diluted share), and the impact from our defined benefit plan accounting change of $1.4 million ($0.8 million after tax, or $0.01 per diluted share).

For the year ended December 31, 2010, adjusted pro forma diluted EPS is adjusted pro forma Net Income calculated on a per-share basis excluding $12.5 million ($8.5 million after tax or $0.05 per diluted share) of restructuring and other charges, standalone corporate costs of $20.0 million ($12.4 million after tax or $0.08 per diluted share), capital structure changes of $108.0 million ($67.0 after tax or $0.44 per diluted share), income tax-related credits of $1.8 million ($0.01 per diluted share) related to the resolution of routine foreign and US income tax audit examinations, an adjusted pro forma tax rate adjustment of $7.2 million ($0.05 per diluted share), and the impact from our defined benefit plan accounting change of $10.6 million ($6.6 million after tax, or $0.04 per diluted share).

Adjusted pro forma diluted EPS is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from period to period. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change

Earnings Per Common Share - Diluted
Adjusted Pro Forma Diluted EPS	$0.16	$0.16	-	$0.58	$0.73	(20.5)

Restructuring and other charges	(0.06)	(0.05)	(20.0)	(0.08)	(0.05)	(60.0)
Standalone corporate costs	-	0.02	(100.0)	0.05	0.08	(37.5)
Capital structure change	(0.01)	(0.11)	90.9	(0.08)	(0.44)	81.8
Business separation costs	-	-	-	(0.01)	-	-
Income tax related credits	-	-	-	-	0.01	(100.0)
Adjusted pro forma tax rate adjustment	(0.02)	0.04	(150.0)	(0.07)	0.05	(240.0)
Asset impairment charges	(0.35)	-	(100.0)	(0.35)	-	-
Defined benefit plan accounting change	(0.16)	0.01	-	(0.25)	0.04	(725.0)
Impact of adjusted pro forma diluted shares outstanding	-	-	-	-	(0.01)	100.0

Diluted EPS (GAAP)	$(0.44)	$0.07	(708.5)	$(0.21)	$0.41	(151.7)

RECONCILIATION OF FULL YEAR 2012 EARNINGS GUIDANCE TO GAAP

For the full year, the company is targeting diluted EPS before charges/gains to be in the range of $0.66 to $0.74 per share. On a GAAP basis, the company is targeting diluted EPS to be in the range of $0.63 to $0.71 per share.

(In millions, except per share amounts)
(Unaudited)

RECONCILIATION OF 2011 DILUTED EPS BEFORE CHARGES/GAINS

Year Ended December 31, 2011

Before charges/gains 2011 Diluted EPS (a)	$0.60

Defined benefit plan restatement (b)	(0.05)
Capital structure change	0.02
Impact of using actual average diluted shares in 2011	0.01

Adjusted Pro Forma 2011 Diluted EPS	$0.58
Restructuring and other charges	(0.08)
Standalone corporate costs	0.05
Capital structure change	(0.08)
Business separation costs	(0.01)
Adjusted pro forma tax rate change	(0.07)
Asset impairment charges	(0.35)
Defined benefit plan accounting change	(0.25)

Diluted EPS (GAAP)	($0.21)

(a) 2011 Diluted EPS before charges/gains is GAAP Diluted EPS adjusted to (i) reflect pro forma interest expense based on the borrowing arrangements and debt levels that actually existed immediately after the separation from Fortune Brands, Inc. as of October 4, 2011, (ii) reflect the actual diluted shares of the Company as of December 31, 2011 of 160.7 million, (iii) exclude actuarial losses associated with the Company's defined benefit plans, (iv) exclude asset impairment charges, (v) exclude restructuring and other charges, (vi) exclude business separation costs, (vii) include incremental adjusted pro forma stand-alone corporate costs for the 2011 period preceding the separation from Fortune Brands, Inc., and (viii) reflect an adjusted pro forma effective tax rate of 35%. 2011 Diluted EPS before charges/gains is not a measure derived in accordance with GAAP. Management uses this measure to evaluate its underlying 2012 EPS growth rate and believes this measure provides investors with useful supplemental information regarding the performance of the Company in 2011 on a basis consistent with how management expects to assess 2012 performance. This measure may be inconsistent with similar measures presented by other companies.

(b) Excludes the impact of expense from actuarial losses totaling Diluted EPS expense of $0.30 per share.

RECONCILIATION OF 2011 OPERATING INCOME BEFORE CHARGES/GAINS

Year Ended December 31, 2011

Operating Income Before Charges/Gains (c)	$163.0

Defined benefit plan restatement (d)	(13.5)

Adjusted Pro Forma Operating Income	$149.5
Restructuring and other charges	(20.0)
Business separation costs	(2.4)
Standalone corporate costs	13.8
Asset impairment charges	(90.0)
Defined benefit plan accounting change	(62.4)

Operating Income (Loss) - GAAP	($11.5)

(c) Operating income before charges/gains is GAAP operating income adjusted to (i) exclude actuarial losses associated with the Company's defined benefit plans, (ii) exclude asset impairment charges, (iii) exclude restructuring and other charges (iv) exclude business separation costs, and (v) include incremental adjusted pro forma stand-alone corporate costs for the 2011 period preceding the separation from Fortune Brands, Inc. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by FBHS and to evaluate and identify cost-reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

(d) Excludes the impact of expense from actuarial losses totaling approximately $76 million.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

RECONCILIATION OF ADJUSTED PRO FORMA EBITDA TO GAAP NET INCOME

	Three Months Ended December 31,			Year Ended December 31,
	2011	2010	% Change	2011	2010	% Change

Adjusted Pro Forma EBITDA	$65.7	$68.3	(3.8)	$247.9	$289.0	(14.2)

Depreciation (a)	$(21.7)	$(24.5)	11.4	$(85.6)	$(92.0)	7.0
Amortization of intangible assets	(3.4)	(3.7)	8.1	(14.4)	(15.7)	8.3
Restructuring and other charges	(16.6)	(9.6)	(72.9)	(20.0)	(12.5)	(60.0)
Business separation costs	-	-	-	(2.4)	-	-
Related party interest expense, net	-	(28.6)	-	(23.2)	(116.0)	80.0
External interest expense	(3.0)	(0.1)	-	(3.2)	(0.3)	(966.7)
Standalone corporate expenses	-	5.0	-	13.8	20.0	(31.0)
Asset impairment charges	(90.0)	-	-	(90.0)	-	-
Defined benefit plan accounting change	(39.0)	1.4	-	(62.4)	10.6	-
Income tax (provision) benefit	39.7	3.4	-	7.5	(18.1)	-

Net Income (Loss)	$(68.3)	$11.6	(688.8)	$(32.0)	$65.0	(149.2)
Noncontrolling interests	(0.1)	(0.4)	75.0	(1.0)	(1.2)	16.7
Net income (loss) attributable to Home & Security	$(68.4)	$11.2	(710.7)	$(33.0)	$63.8	(151.7)

Adjusted pro forma EBITDA is net income derived in accordance with GAAP including estimated incremental standalone corporate expenses and excluding restructuring and other charges, business separation costs, asset impairment charges, the impact of the change in our defined benefit plan accounting, depreciation, amortization of intangible assets, related party interest expense, net, external interest expense, net, and income taxes.

Adjusted pro forma EBITDA is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(a) Depreciation excludes accelerated depreciation of $10.4 million and $2.4 million for the three months ended December 31, 2011 and 2010, respectively, and $11.5 million and $3.9 million for the years ended December 31, 2011 and 2010, respectively. Accelerated depreciation is included in restructuring and other charges.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Adjusted Pro Forma Information
Three Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Pro forma adjustments
					Defined
		Restructuring	Standalone	Asset	benefit plan	Capital	Pro forma
	GAAP	and other	corporate	impairment	accounting	structure	tax rate	Adjusted
	(unaudited)	charges	costs	charges	change	change	adjustment	Pro Forma

2011	FOURTH QUARTER

Net Sales	$876.1	-	-	-	-	-	-

Cost of products sold	634.2	(13.7)	-	-	(19.4)	-	-
Selling, general & administrative expenses	250.9	-	-	-	(19.6)	-	-
Amortization of intangible assets	3.4	-	-	-	-	-	-
Restructuring charges	2.9	(2.9)	-	-	-	-	-
Asset impairment charges	90.0	-	-	(90.0)	-	-	-

Operating Income (Loss)	(105.3)	16.6	-	90.0	39.0	-	-	40.3

Related party interest expense, net	-	-	-	-	-	-	-
External interest expense (income)	3.0	-	-	-	-	(1.5)	-
Other income, net	(0.3)	-	-	-	-	-	-

Income before income taxes	(108.0)	16.6	-	90.0	39.0	1.5	-	39.1

Income taxes	(39.7)	6.4	-	34.7	14.7	0.6	(2.9)

Net Income (Loss)	$(68.3)	10.2	-	55.3	24.3	0.9	2.9	$25.3

Less: Noncontrolling interests	0.1	-	-	-	-	-	-

Net Income (Loss) attributable to Fortune Brands Home & Security, Inc.	$(68.4)	10.2	-	55.3	24.3	0.9	2.9	$25.2

Average Diluted Shares Outstanding	155.7							159.3

Diluted EPS	(0.44)							0.16

2010

Net Sales	$843.7	-	-	-	-	-	-

Cost of products sold	577.4	0.1	-	-	0.5	-	-
Selling, general & administrative expenses	219.0	(2.5)	5.0	-	0.9	-	-
Amortization of intangible assets	3.7	-	-	-		-	-
Restructuring charges	7.2	(7.2)	-	-		-	-

Operating Income	36.4	9.6	(5.0)	-	(1.4)	-	-	39.6

Related party interest expense, net	28.6	-	-	-	-	(26.7)	-
External interest expense	0.1	-	-	-	-	-	-
Other income, net	(0.5)	-	-	-	-	-	-

Income before income taxes	8.2	9.6	(5.0)	-	(1.4)	26.7	-	38.1

Income taxes	(3.4)	3.0	(1.9)	-	(0.6)	10.1	6.3

Net Income	$11.6	6.6	(3.1)	-	(0.8)	16.6	(6.3)	$24.6

Less: Noncontrolling interests	0.4	-	-	-	-	-	-

Net Income attributable to Fortune Brands Home & Security, Inc.	$11.2	6.6	(3.1)	-	(0.8)	16.6	(6.3)	$24.2

Average Diluted Shares Outstanding	155.1							154.6

Diluted EPS	0.07							0.16

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Adjusted Pro Forma Information
Year Ended December 31,
$ - millions, except per share amounts

		Pro forma adjustments
						Defined
		Restructuring	Standalone	Business	Asset	benefit plan	Capital	Income tax	Pro forma
	GAAP	and other	corporate	separation	impairment	accounting	structure	related	tax rate	Adjusted
	(unaudited)	charges	costs	costs	charges	change	change	credits	adjustment	Pro Forma

2011	YEAR TO DATE

Net Sales	$3,328.6	-	-	-	-	-	-	-	-

Cost of products sold	2,329.3	(15.3)	-	-	-	(32.0)	-	-	-
Selling, general & administrative expenses	899.3	-	13.8	-	-	(30.4)	-	-	-
Amortization of intangible assets	14.4	-	-	-	-	-	-	-	-
Restructuring charges	4.7	(4.7)	-	-	-	-	-	-	-
Business separation costs	2.4	-	-	(2.4)	-	-	-	-	-
Asset impairment charges	90.0	-	-	-	(90.0)	-	-	-	-

Operating Income (Loss)	(11.5)	20.0	(13.8)	2.4	90.0	62.4	-	-	-	149.5

Related party interest expense, net	23.2	-	-	-	-	-	(20.1)	-	-
External interest expense	3.2	-	-	-	-	-	-	-	-
Other expense, net	1.6	-	-	-	-	-	-	-	-

Income before income taxes	(39.5)	20.0	(13.8)	2.4	90.0	62.4	20.1	-	-	141.6

Income taxes	(7.5)	7.5	(5.2)	0.7	34.7	23.4	7.7	-	(11.7)

Net Income (Loss)	$(32.0)	12.5	(8.6)	1.7	55.3	39.0	12.4	-	11.7	$92.0

Less: Noncontrolling interests	1.0	-	-	-	-	-	-	-	-

Net Income (Loss) attributable
to Fortune Brands Home & Security, Inc.	$(33.0)	12.5	(8.6)	1.7	55.3	39.0	12.4	-	11.7	$91.0

Average Diluted Shares Outstanding	155.2									156.9

Diluted EPS	(0.21)				`					0.58

2010

Net Sales	$3,233.5	-	-	-	-	-	-	-	-

Cost of products sold	2,177.1	(1.0)	-	-	-	5.3	-	-	-
Selling, general & administrative expenses	834.3	(3.5)	20.0	-	-	5.3	-	-	-
Amortization of intangible assets	15.7	-	-	-	-	-	-	-	-
Restructuring charges	8.0	(8.0)	-	-	-	-	-	-	-

Operating Income	198.4	12.5	(20.0)	-	-	(10.6)	-	-	-	180.3

Related party interest expense, net	116.0	-	-	-	-	-	(108.0)	-	-
External interest expense (income)	0.3	-	-	-	-	-	-	-	-
Other income, net	(1.0)	-	-	-	-	-	-	-	-

Income before income taxes	83.1	12.5	(20.0)	-	-	(10.6)	108.0	-	-	173.0

Income taxes	18.1	4.0	(7.6)	-	-	(4.0)	41.0	1.8	7.2

Net Income	$65.0	8.5	(12.4)	-	-	(6.6)	67.0	(1.8)	(7.2)	$112.5

Less: Noncontrolling interests	1.2	-	-	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$63.8	8.5	(12.4)	-	-	(6.6)	67.0	(1.8)	(7.2)	$111.3

Average Diluted Shares Outstanding	155.1									153.2

Diluted EPS	0.41									0.73

CONTACT:
Fortune Brands Home & Security, Inc.
Media Contact:
Gary Ross, 847-484-4456
gary.ross@FBHS.com
or
Investor Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com